Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

SITE Centers Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares, $0.10 par value	415(a)(6)	19,265,586 (1)		(2)			S-3ASR (2)	333-257075 (2)	June 14, 2021 (2)	$34,010.11 (3)

	Total Offering Amounts					(2)		N/A

	Total Fees Previously Paid							$34,010.11 (3)

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also includes an indeterminate number of common shares that may be issued by SITE Centers Corp. with respect to such common shares in connection with a stock dividend, stock split or other distribution with respect to, or in exchange for or in replacement of, such common shares.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement only consist of 19,265,586 common shares that were previously registered by SITE Centers Corp. on Registration Statement No. 333-162452, filed on October 13, 2009, Registration Statement No. 333-184224, filed on October 1, 2012, Registration Statement No. 333-205071, filed on June 18, 2015, Registration Statement No. 333-226233, filed on July 18, 2018, and Registration Statement No. 333-257075, filed on June 14, 2021, and not sold thereunder.

(3)

In connection with the registration of such unsold common shares, a filing fee of $34,010.11 was previously paid, which will continue to be applied to such unsold securities. Accordingly, there is no additional registration fee due in connection with the filing of this registration statement.

The Company is filing this registration statement on Form S-3 to replace its previously filed registration statement on Form S-3 (File No. 333-257075). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.